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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of SciClone Pharmaceuticals, Inc. for the registration of 2,816,667 shares of its Common Stock and to the incorporation by reference therein of our report dated January 16, 1998, except Note 10, as to which date is April 2, 1998, with respect to the consolidated financial statements and schedule of SciClone Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
May 8, 1998